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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) March 17, 2003

WASHINGTON REAL ESTATE INVESTMENT TRUST
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-6622 (Commission File Number)	53-0261100 (IRS Employer Identification Number)
6110 Executive Boulevard, Suite 800, Rockville, Maryland 20852 (Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code (301) 984-9400

Item 5.    Other Events

        On March 17, 2003, Washington Real Estate Investment Trust completed the sale of $60,000,000 aggregate principal amount of its 5 1/8% Senior Notes due March 15, 2013 (the "Notes"). Attached hereto as exhibits are copies of the Officers' Certificate establishing the terms of the Notes and the form of the Notes.

Item 7.    Financial Statements and Exhibits.

  (c)
  Exhibits

  4(a)
  Officers' Certificate establishing the terms of the Notes, dated March 12, 2003

  4(b)
  Form of 5 1/8% Senior Notes due March 15, 2013

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WASHINGTON REAL ESTATE INVESTMENT TRUST
	By:	/s/ SARA L. GROOTWASSINK Sara L. Grootwassink Chief Financial Officer
March 17, 2003

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  Item 5. Other Events
  Item 7. Financial Statements and Exhibits.
SIGNATURES